13G
Cusip No. 233233105
                             EXHIBIT B

                      JOINT FILING AGREEMENT

        The undersigned hereby agree that the statement on
Schedule 13G with respect to the shares of Common Stock of DM Management Co., dated February 12, 1997 is and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Commission Act of 1934.

Dated:   February 12, 1997



COWEN & COMPANY

By:     Cowen Incorporated,
        General Partner

By:     /s/ David R. Sarns
        David R. Sarns,
        Managing Director


COWEN INCORPORATED

By:    /s/ David R. Sarns
       David R. Sarns,
       Managing Director

JOSEPH M. COHEN

By:    /s/ Joseph M. Cohen
       Joseph M. Cohen